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                                                                     EXHIBIT 3.2




                             E-Z SERVE CORPORATION

                            (A Delaware corporation)

                                    BY-LAWS


                                   ARTICLE I
                                    OFFICES

         SECTION 1.1. REGISTERED OFFICE. The initial registered office and address of the corporation is Corporation Trust Center, 1209 Orange Street in the city of Wilmington, county of New Castle, state of Delaware. The name of its registered agent at such place shall be The Corporation Trust Company. The Board of Directors may change the corporation's registered office or registered agent, or both, in the manner set forth under the Delaware General Corporation Laws (hereinafter called the "Act").

         SECTION 1.2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at Bedford, Texas, or at such other place and at such address as shall be specified in the notice of such meeting.

         SECTION 2.2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held each year at a place and time called by a majority of the Board of Directors. Such meetings to be held at 10:00 a.m. Central Standard Time or such other hour as the Board of Directors may prescribe and shall be held for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may properly come before the meeting.

         SECTION 2.3. SPECIAL MEETINGS. Special Meetings of the Shareholders, for any purpose(s), unless otherwise prescribed by the Act or by the Articles of Incorporation, may be called by the Chairman of the Board, the President or Secretary, and shall be called by the Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the
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holders owning at least one-tenth (1/10) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose(s) of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         SECTION 2.4. NOTICES. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, shall be delivered to each shareholder of record entitled to vote not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 2.5. VOTING LIST. The officer who has charge of the stock transfer books of the corporation shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of shares held by each. Such list shall be kept on file at the registered office of the corporation for a period of ten
(10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

         SECTION 2.6.  QUORUM AND ADJOURNMENT.

         (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Act or by the Articles of Incorporation. Without regard to whether such quorum shall be present or represented at the meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.




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         (b)     When a quorum is present at any meeting, the vote of the
holders of a majority of the shares having voting power present in person or represented by proxy, shall decide any question brought before such meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 2.7.  VOTING RIGHTS.

         At any meeting of the shareholders --

         (a) Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by specific resolutions all as permitted by the Act.

         (b) Treasury shares and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         (c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be voted after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

         (d) At all elections of directors no holder of stock entitled to vote shall be permitted to cumulate his shares.

         (e) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine.

         (f) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         (g) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be





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voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         (h) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares as transferred.

         SECTION 2.8. METHOD OF VOTING. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent (10%) of the shares entitled to vote shall demand that voting be by written ballot.

         SECTION 2.9. ACTION WITHOUT MEETINGS. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

         If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing, and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of the stockholders.

         In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.





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                                  ARTICLE III
                                   DIRECTORS

         SECTION 3.1. NUMBER. The number of directors which shall constitute the whole Board shall not be less than 2 nor more than 9 in number.
Thereafter, within the foregoing limits the stockholders at the annual meeting shall determine the number of directors and shall elect the number of directors as determined. Within the foregoing limits, the number of directors may be increased at any time or from time to time by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by the foregoing at any time, either by the stockholders or by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors.
Directors need not be stockholders.

         SECTION 3.2. TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

         SECTION 3.3. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 3.4. VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number subject to any requirements of law, or of the Certificate of Incorporation or of these Bylaws as to the number of directors required for a quorum or for any vote or other actions.

         SECTION 3.5. REMOVAL. Any director may only be removed for cause and only in accordance with the provisions of the Certificate of Incorporation of the Company.





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         SECTION 3.6.  COMPENSATION OF DIRECTORS.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 3.7.  MEETINGS OF THE BOARD OF DIRECTORS.

         (a) PLACE. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Texas.

         (b) ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of shareholders at the place where such meeting of shareholders was held, unless a different time and place be fixed by the vote of the shareholders at the annual meetings for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of such meeting shall be necessary to either old or new members of the Board of Directors. In the event such meeting is not held immediately following the annual meeting or at the time and place as fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         (c) REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board by resolution.

         (d) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President, and shall be called by the President or Secretary upon the written request of two (2) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date of each meeting.

         (e) QUORUM. A majority of the number of directors fixed by the Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting





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from time to time without notice other than announcement at the meeting until a quorum shall be present.

         (f) TELEPHONE MEETING. Annual, regular and special meetings of the Board of Directors, upon proper notice or waiver thereof, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         (g) ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the members of the Board of Directors and such unanimous consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

         SECTION 3.8.  INTERESTED DIRECTORS AND OFFICERS.

         (a) No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                 (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                 (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                 (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.





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         (b)     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE IV
                              EXECUTIVE COMMITTEE

         SECTION 4.1. DESIGNATION OF EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the number of directors fixed by the Bylaws may designate two (2) or more directors to constitute an Executive Committee. The designation of such Executive Committee and the delegation of authority herein granted shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

         SECTION 4.2. POWERS OF THE EXECUTIVE COMMITTEE. During the interval between meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is specified by the Act or other applicable law, including power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the corporation. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; the failure to submit the same or to receive the approval thereof shall not invalidate any completed or incompleted action taken by the corporation upon authorization by the Executive Committee prior to the time at which the same should have been, or was submitted as above provided.

         SECTION 4.3. CHAIRMAN AND PROCEDURE. Upon the designation of an executive committee by the Board of Directors, such Executive Committee shall elect one of its members as chairman and may elect one of its members as vice chairman and shall adopt rules of procedure providing, among other things, for the manner of calling meetings, giving notices thereof, quorum requirements therefor, and the methods of conducting same.





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                                   ARTICLE V
                                    OFFICERS

         SECTION 5.1. ENUMERATION. The officers of the corporation shall be appointed by the Board of Directors, and shall be a chairman of the board, president, senior vice president, one or more vice presidents (with or without such descriptive titles as the Board of Directors may deem appropriate), a secretary, a treasurer and a controller. The Board may also appoint any one or more of the following officers: assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person except the offices of president and secretary. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         SECTION 5.2. GENERAL DUTIES. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the Bylaws, or as may be determined by resolutions of the Board of Directors not inconsistent with the Bylaws.

         SECTION 5.3. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders, or as soon thereafter as conveniently as vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner provided in Section 5.04 herein.

         SECTION 5.4. REMOVAL. Any office or agent elected or appointed by the Board of Directors or the executive committee may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5.5. RESIGNATIONS. Any officer may resign at any time by giving notice to the Board of Directors, or to the Chairman of the Board, President or Secretary. Such resignation shall take effect a the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.6. VACANCIES. Any vacancy in any office because of death, resignation, removal, or other cause shall be filled for the unexpired portion of the term in the manner prescribed in the Bylaws for the election or appointment to such office.





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         SECTION 5.7.  SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         SECTION 5.8. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen from among the directors and shall preside at all meetings of the Board of Directors and of the shareholders and shall have such other authority and responsibility as is designated to him by the Board of Directors from time to time.

         SECTION 5.9. PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over its business and affairs, subject to the control of the Board of Directors. As Chief Executive Officer of the corporation, the President shall have general supervision over the subordinate officers and shall delegate and determine their duties. He shall, at the discretion of or in the absence of the Chairman of the Board, preside at meetings of the shareholders and in the absence of the Chairman of the Board at meetings of the Board of Directors.

         SECTION 5.10. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. If one of the vice presidents be designated as executive vice president, he shall be the senior vice president. They shall generally assist the president and exercise such other powers and perform such other duties as are delegated to them by the President and as the Board of Directors may prescribe.

         SECTION 5.11. SECRETARY. The Secretary Shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall keep or cause to be kept in books provided for that purpose the minutes of all meetings of the Board of Directors and all meetings of shareholders and shall perform like duties for the standing committees when required. He shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. He shall be custodian of the records (other than financial records) and the seal of the corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, any of which signatures may be facsimile. In general, he shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the chairman of the board, or the president.

         SECTION 5.12. ASSISTANT SECRETARIES. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of





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Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

         SECTION 5.13. TREASURER. The Treasurer shall be the financial officer of the corporation, shall have charge and custody of, and be responsible for all funds and securities of the corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation in such banks or other depositories as shall be designated by the Board of Directors. In general, he shall perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be designated to him by the Board of Directors, the chairman of the board or the president. He shall render to the president and the Board of Directors, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         SECTION 5.14. ASSISTANT TREASURERS. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board or the president may from time to time prescribe.

         SECTION 5.15. CONTROLLER. The Controller shall be a financial officer of the corporation and assist the Treasurer in the discharge of his duties as described in Section 5.13 above, and perform any and all duties designated to him by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

         SECTION 5.16. BONDING. If required by the Board of Directors, all or any one or more of the officers (and particularly the Treasurer and Assistant Treasurers) shall give the corporation a bond in such amount with such surety or sureties and subject to such renewal requirements, as may be ordered by the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                   ARTICLE VI
                                GENERAL COUNSEL





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         The Board of Directors may appoint a general counsel for the corporation at compensation to be set by the board. The general counsel as such shall not be an officer of the corporation unless the Board of Directors shall so designate him in the resolution of appointment, but the person designated as general counsel may hold any other office to which he is elected. The board may appoint an individual lawyer or a law firm as the general counsel of the corporation as it may elect. If a law firm should be selected, then one member thereof shall be designated as the particular lawyer in such firm whose personal service are contemplated. The general counsel shall, when called upon, counsel and advise with the officers of this corporation on any legal matters which may arise in the conduct of the corporation's business, shall handle all claims and litigation involving the corporation and shall perform such further legal services as may be contemplated in the contract of employment.

                                  ARTICLE VII
                         INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

         SECTION 7.1 INDEMNIFICATION RIGHTS. Each person who was or is made a party or is threatened to be made a party to, or is involved in any, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is or was the legal representative, director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification





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conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         SECTION 7.2  SUIT AGAINST THE CORPORATION.  If a claim under Section
7.1 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant of the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 7.3 INDEMNIFICATION NOT EXCLUSIVE RIGHT. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of





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
Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 7.4 INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                                  ARTICLE VIII
                                 CAPITAL STOCK

         SECTION 8.1. CERTIFICATES REPRESENTING SHARES. The share of capital stock of the corporation shall be represented by certificates signed by or in the name of the corporation by the president or vice president and the secretary or an assistant secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation shall be authorized to issue more than one class of stock, the designation, preferences, limitations and relative rights and preferences of each series of any preferred or special class of stock shall be set forth upon the face or back thereof in full or summary form or be incorporated by reference on the face or back of the certificate in accordance with the provisions of the Act.

         SECTION 8.2. FACSIMILE SIGNATURES. If the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or an employee of the corporation, the signature of the president, vice president, secretary or assistant secretary may be facsimile. In case any officer(s) who have signed or whose facsimile signature(s) have been placed upon such certificate(s) shall have ceased to be such officer(s) of the corporation whether because of death, resignation or otherwise, before such certificate(s) is issued by the corporation, such certificate(s) may be issued and delivered as though the person(s) who signed such certificate(s) or whose facsimile signature(s) have been placed thereon were such officer(s) at the date of its issuance.

         SECTION 8.3. LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new certificate(s) in the place of any certificate(s) theretofore issued by the corporation alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate or his legal representative to furnish affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties with fixed or open penalty as it may direct, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. The Board of Directors may establish with the transfer agent a blanket bond procedure.

         SECTION 8.4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for share duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate and record the transaction upon its books.

         SECTION 8.5. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         SECTION 8.6. RIGHT OF INSPECTION. Any Person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding share of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times during business hours, for any proper purpose, the corporation's books and records of account, minutes and records of shareholders, and shall be entitled to make extracts therefrom.

         SECTION 8.7. STOCK OPTIONS AND AGREEMENTS. Any share-holder of this corporation may enter into agreements giving to any other shareholder(s) or any third party an option to purchase any of this stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificate representing said shares of stock.


                                   ARTICLE IX
                  GENERAL PROVISIONS -- SPECIAL CORPORATE ACTS

         SECTION 9.1. NOTICE OF MEETINGS. Notice to directors and shareholders shall be written or printed and delivered personally or mailed, with postage prepaid thereon, to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram. Neither the business to be transacted at or the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 9.2. WAIVER OF NOTICE OF MEETING. Whenever any notice is required to be given under the provisions of the Act or by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 9.3. CLOSING OF TRANSFER BOOKS - RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for stated period but not to exceed, in any case, sixty
(60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days, and in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made as provided in this Section 9.03., such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 9.4. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and Section 170 of the Act.

         SECTION 9.5. EXECUTION OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be party shall be executed in its name by the chairman of the board, the president or one of the vice presidents; and the secretary or an assistant secretary, when necessary or required, shall affix and attest the corporate seal thereto.

         SECTION 9.6. ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the specific directions of the Board of Directors, any share(s) of stock issued by any other corporation and owned by the corporation (including reacquired shares of stock of the corporation), may, for sale or transfer, be endorsed in the name of the corporation by the chairman of the board, the president or one of its vice presidents and attested by the secretary or an assistant secretary either with or without affixing thereto the corporate seal.

         SECTION 9.7. VOTING OF SHARES OWNED BY CORPORATION. Subject always to the specific directions of the Board of Directors, any share(s) of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders' meeting of such other corporation by the chairman of the board, the president of the corporation, if either be present, or in the absence of the chairman of the board and the president, by any vice president of the corporation, who may be present. Whenever, in the judgment of the chairman of the board, the president, or in the absence of the chairman of the board and the president, of any vice president, it is desirable for the corporation to execute a proxy or give a shareholder's consent in respect to any share(s) of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the chairman of the board, the president or one of the vice presidents of the corporation and shall be attested by the secretary or an assistant secretary of the corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share(s) of stock issued by such other corporation and owned by the corporation the same as such share(s) might be voted by the corporation.

         SECTION 9.8. ANNUAL STATEMENT. The Board of Directors shall present at each Annual Meeting, and when called for by the vote of shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

         SECTION 9.9. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 9.10. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the words "Corporate Seal, Texas" and may have inscribed thereon the year of the organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE X
                              AMENDMENTS TO BYLAWS

         The Board of Directors, by the affirmative vote of a majority of the directors, may at any meeting, alter, amend, or repeal any of these Bylaws, or may adopt new Bylaws, subject, however, to the right of the shareholders to repeal or change any such action by the Board of Directors.


                                  CERTIFICATE



         The undersigned secretary of E-Z Serve Corporation, a Delaware corporation, hereby certifies that the foregoing by-laws are the by-laws of the Corporation authorized and adopted by the Board of Directors of the Corporation, effective on the date hereof.

         Dated:  March 25, 1992.



                                                   /s/ John T. Miller
                                                   -------------------
                                                   Secretary





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